UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2014

KiOR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Bay Park Road Pasadena, Texas	77507
(Address of principal executive offices)	(Zip Code)`

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2014 (the “Initial Filing”) by KiOR, Inc. (the “Company”).

This Amendment No. 1 is being filed pursuant to Item 5.02(a)(3)(iii) of Form 8-K in order to file as an exhibit a letter received from Paul O’Connor pursuant to the opportunity to respond to the Initial Filing granted to him under Item 5.02(a)(3)(ii) of Form 8-K. The information contained in this Amendment No. 1 supplements the information contained in Items 5.02 and 9.01 of the Initial Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2014, the Company received a letter from Paul O’Connor, a former member of the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1†*	Resignation letter of Paul O’Connor, dated August 31, 2014.

99.1	Response letter of Paul O’Connor, dated October 1, 2014.

†	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.
*	Previously Filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, Inc.

By:	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

Date: October 2, 2014

EXHIBIT INDEX

Exhibit No.	Description

17.1†*	Resignation letter of Paul O’Connor, dated August 31, 2014.

99.1	Response letter of Paul O’Connor, dated October 1, 2014.

†	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.
*	Previously Filed.